EXHIBIT 99
                                                   ----------


UNITED COMPANIES FINANCIAL CORPORATION
[UNITED COMPANIES LOGO]
                                       NEWS RELEASE
                                       FOR IMMEDIATE DISTRIBUTION

                                       For More Information,
                                       Contact:

                                       Deborah Hicks Midanek
                                       Chief Executive Officer
                                       225.987.2385 or 800.234.8232

                                       RELEASE DATE: June 1,1999



             United Companies Completes Sale of
    Retail Lending Platform to Aegis Mortgage Corporation

   Company Continues to Focus on its $6.4 Billion Mortgage
                     Servicing Business


     Baton Rouge, LA  - United Companies Financial Corporation
(OTC: UCFNQ) announced today that it has completed the sale of a substantial portion of the Company's retail lending platform,UC Lending(R), to Aegis Mortgage Corporation, a mortgage company based in Houston, Texas. The Company previously announced on May 12, 1999 that the Bankruptcy Court in which its reorganization proceedings are pending had approved the sale.
Under the terms of the sale, Aegis paid $3 million plus an additional $7.3 million to cover the May, 1999 operating expenses relating to 127 branch offices and related retail lending assets.
Aegis also assumed the post-closing obligations under the leases to the 127 branch offices and under the equipment leases, auto leases and other contracts and agreements associated with operating these branch offices and the Baton Rouge home office facilities of the retail lending platform. In addition, Aegis purchased all of the loans closed by UC Lending(R) during the month of May. United Companies confirmed that the remaining 28 branches have been closed.

     "The completion of the sale of our retail lending platform to Aegis will permit us to continue to focus on our $6.4 billion servicing portfolio," said Deborah Hicks Midanek, Chief Executive Officer of United Companies. "The Company is among the largest servicers in the subprime industry and has a long history of handling these specialized loans."

                        - Continued -

UC Completes the Sale of Retail Lending Platform - Page 2 of 2
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     Separately, the Company indicated that it has been advised that its common stock is now being quoted in the "over the counter" market under the stock symbol "UCFNQ" and the Company's preferred stock is now being quoted in that market under the symbol "UCFPQ".

     United Companies is a specialty finance company that services non-traditional consumer loan products. The Company has been in a Chapter 11 reorganization since March 1, 1999.

     The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: the developments in and outcome of the Company's Chapter 11 reorganization proceedings; the ability to access loan and warehouse facilities in amounts necessary to fund the Company's operations; the successful disposition of its existing loan portfolio; the ability of the Company to successfully restructure its balance sheet; the ability of the Company to retain an adequate number and mix of its employees; the effect of the Company's policies including the amount of Company expenses; actual prepayment rates and credit losses on loans sold as compared to prepayment rates and credit losses assumed by the Company at the time of sale for purposes of its gain on sale computations; the quality of the Company's owned and serviced loan portfolio including levels of delinquencies, customer bankruptcies and charge-offs;
adverse economic conditions; competition; various legal, regulatory and litigation risks and other risks detailed from time to time in the Company's Securities and Exchange
Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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